EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-82599 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan,
(2)	Registration Statement Number 333-45770 on Form S-8 pertaining to the CoStar Group, Inc. Stock Incentive Plan, as amended,
(3)	Registration Statement Number 333-92165 on Form S-8 pertaining to the CoStar Group, Inc. Stock Incentive Plan, as amended,
(4)	Registration Statement Number 333-69548 on Form S-8 pertaining to the CoStar Group, Inc. Stock Incentive Plan, as amended,
(5)	Registration Statement Number 333-135709 on Form S-8 pertaining to the CoStar Group, Inc. Employee Stock Purchase Plan,
(6)	Registration Statement Number 333-206929 on Form S-8 pertaining to the CoStar Group, Inc. Amended and Restated Employee Stock Purchase Plan,
(7)	Registration Statement Number 333-143968 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended,
(8)	Registration Statement Number 333-167424 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended,
(9)	Registration Statement Number 333-182377 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended,
(10)	Registration Statement Number 333-212278 on Form S-8 pertaining to the CoStar Group, Inc. 2016 Stock Incentive Plan,
(11)	Registration Statement Number 333-223230 on Form S-8 pertaining to the CoStar Group, Inc. Management Stock Purchase Plan,
(12)	Registration Statement Number 333-258220 on Form S-8 of CoStar Group, Inc. pertaining to the Second Amended and Restated Employee Stock Purchase Plan, and
(13)	Registration Statement Number 333-279571 on Form S-4 of CoStar Group, Inc., as well as the related Amendment,

of our reports dated February 19, 2025, with respect to the consolidated financial statements of CoStar Group, Inc. and the effectiveness of internal control over financial reporting of CoStar Group, Inc. included in this Annual Report (Form 10-K) of CoStar Group, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
February 19, 2025